Exhibit 99.1

Pennsylvania Awards eGovernment Services Contract to NIC Inc.

HARRISBURG, Pa.--(BUSINESS WIRE)--January 7, 2013--NIC Inc. (NASDAQ: EGOV), the leading provider of eGovernment services, today announced that Pennsylvania becomes the latest state to contract with the company for self-funded online government services.

The Commonwealth of Pennsylvania awarded NIC a five-year contract with an additional renewal term at the option of the state that could extend the contract through December 2022.

“NIC’s self-funded portal model and vast catalog of web and mobile applications will allow us to expand the number of online services, delivering them in a more efficient and cost-effective way,” said Secretary of Administration Kelly Powell Logan. “We look forward to putting NIC’s two decades of experience and success to work for Pennsylvania, providing more services online so our citizens and businesses don’t have to wait in line.”

Through its Harrisburg-based subsidiary, Pennsylvania Interactive, NIC will develop citizen and business-driven eGovernment services that will provide for more accessible, efficient, and innovative interactions with the Commonwealth.

“We are excited to partner with Pennsylvania and provide its businesses and citizens efficient eGovernment services,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “Whether it’s mobile innovation, traditional web-based online services, or secure payment processing, we are ready to put our eGovernment expertise to work to deliver best-in-class services.”

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation's leading provider of official government portals, online services, and secure payment processing solutions. The company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. NIC provides eGovernment solutions for more than 3,500 federal, state, and local agencies in the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts, and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully complete negotiations of pending contracts and integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to successfully transition out of expired contracts; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2012. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CONTACT:
NIC Inc.
Angela Skinner, 913-754-7054
Director of Communications
askinner@egov.com